Exhibit 10.90

Domino’s Pizza, Inc.

Director Compensation Schedule

The following table sets forth the current compensation received by independent directors of Domino’s Pizza, Inc. for service on the Board of Directors, Audit Committee, Compensation Committee, Nominating & Corporate Governance Committee and Inclusion & Diversity Committee:

Director Compensation Summary
Annual Retainer	Amount
Board of Directors	$85,000

Audit Committee
Chairperson	$35,000
Member	$15,000

Compensation Committee
Chairperson	$25,000
Member	$10,000

Nominating & Corporate Governance Committee
Chairperson	$20,000
Member	$10,000

Inclusion & Diversity Committee
Chairperson	$20,000
Member	$10,000

Annual Equity Award	Value
Target grant date fair value	$175,000